Exhibit 1(c)

                            CERTIFICATE OF AMENDMENT

                                       TO

                              DECLARATION OF TRUST

                                       OF

                            BRINSON INVESTMENT TRUST

         I, Amy R. Doberman, Vice President and Secretary of Brinson Investment Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions at meetings held on May 9, 2001 and September 20, 2001, and that the amendment to the Trust's Declaration of Trust becomes effective on November 5, 2001:

RESOLUTIONS ADOPTED ON MAY 9, 2001:

                  RESOLVED, that, pursuant to Section 5.11 of Article V of the Trust's Trust Instrument, the unlimited number of shares of beneficial interest of the Series of the Trust known as "Brinson Tactical Allocation Fund" ("Fund") established as Class B shares, including all issued and outstanding Class B shares of the Fund as of the close of business on the effective date, be renamed Sub-Class B-1 shares; and be it further

                  RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be established as Sub-Class B-2 shares; and be it further

                  RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be established as Sub-Class B-3 shares; and be it further

                  RESOLVED, that all Class B shares of the Fund (including all Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares), together with the Class A shares, Class C shares and Class Y shares of that Fund, represent interests in the assets of only that Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further

                  RESOLVED, that Schedule A of the Declaration of Trust be, and it hereby is, amended and restated to reflect the change in the name of the Fund's Sub-Class B-1 shares, the establishment of Sub-Class B-2 shares and Sub-Class B-3 shares and the conversion of Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further.

                  RESOLVED, that the foregoing resolutions shall become effective on a date to be determined by the Trust's officers but no later than December 31, 2001.

RESOLUTIONS ADOPTED ON SEPTEMBER 20, 2001:

                  RESOLVED, that an unlimited number of shares of beneficial interest of the Series of the Trust known as "Brinson Tactical Allocation Fund" ("Fund") be established as Sub-Class B-4 shares; and be it further

                  RESOLVED, that all Class B shares of the Fund (including all Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares), together with the Class A, Class C shares and Class Y shares of that Fund, represent interests in the assets of only that Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares; and be it further

                  RESOLVED, that Schedule A of the Declaration of Trust be, and it hereby is, further amended and restated to reflect the establishment of Sub-Class B-4 shares and the conversion of Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares, such amended and restated Schedule A to incorporate all applicable prior changes made pursuant to the resolutions adopted on May 9, 2001 and to replace the amended and restated Schedule A approved on that date; and be it further.

                  RESOLVED, that the foregoing resolutions shall become effective on a date to be determined by the Trust's officers but no later than December 31, 2001.

        Dated: October    19   , 2001      By:  /s/ AMY R. DOBERMAN
                       --------               ---------------------
                                                    Amy R. Doberman
                                                    Vice President and Secretary



Subscribed and sworn before me this 19th day of October, 2001:

/s/ CRISTINA PARADISO
--------------------------
Cristina Paradiso
Notary Public State of New York
Qual. N.Y. Cty
No. 01PA6017191
Comm. Exp. 12/07/2002

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                      SCHEDULE A TO DECLARATION OF TRUST OF
                            BRINSON INVESTMENT TRUST

              (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 5, 2001)

SERIES OF THE TRUST

Brinson Tactical Allocation Fund

CLASSES OF SHARES OF EACH SERIES

An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares and Class Y shares of each of the above Series. The Class B shares of each Series consist of an unlimited number of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares. Each of the Class A shares, Class B shares, Class C shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth below with respect to the Class B shares of each Series:

      1. Each Sub-Class B-1 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 shares occurred or (ii) for Sub-Class B-1 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-1 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-1 shares (the "Sub-Class B-1 Conversion Date")).

      2. Each Sub-Class B-2 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).

      3. Each Sub-Class B-3 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date")).

      4. Each Sub-Class B-4 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 shares occurred or (ii) for Sub-Class B-4 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-4 shares (the "Class B-4 Conversion Date")).

      5. Each Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 share of a Series (which may be referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the corresponding sub-class of shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4 Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the corresponding Class B shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of Class B shares in the holder's sub-account so converted shall bear the same relation to the total number of corresponding Class B shares maintained


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


          in the sub-account on the Conversion Date as the number of Class B shares of the holder converted on the Conversion Date bears to the total number of the corresponding Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

      6. The number of Class A shares into which Class B shares are converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

      7. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
          Date).

For purposes of the foregoing, the term "eligible Brinson fund" includes any and all mutual funds for which Brinson Advisors, Inc. or an affiliate of Brinson Advisors, Inc. serves as investment adviser, investment manager or principal underwriter and that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.












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